UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 11, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

As previously reported, on October 12, 2016, Alliqua BioMedical, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Rule”). The letter also indicated that the Company had a compliance period of 180 calendar days, or until April 10, 2017, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if the Company does not regain compliance by April 10, 2017, an additional 180 days may be granted to regain compliance if the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (except for the bid price requirement) and (ii) provides written notice of its intention to cure the deficiency during the second 180-day compliance period.

On April 6, 2017, the Company provided such notice to Nasdaq requesting an additional 180 calendar day period to regain compliance with the minimum bid price requirement, and announcing its intention to regain compliance during this period by effecting a reverse stock split, if necessary.

On April 11, 2017, the Company received a letter from Nasdaq notifying the Company that the Company has been granted an additional 180 calendar days, or until October 9, 2017, to regain compliance with the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to the Rule.

If at any time before October 9, 2017, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule.

If compliance with the Rule cannot be demonstrated by October 9, 2017, Nasdaq will provide written notification that the Company’s common stock will be delisted.  At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

Item 8.01	Other Events.

On April 12, 2017, the Company issued a press release announcing that Nasdaq granted the Company an additional 180 calendar day period to regain compliance with the minimum bid price requirement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press release dated April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: April 12, 2017	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer